Artisan Partners Asset Management Inc. Reports March 2016 Assets Under Management
Milwaukee, WI - April 11, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of March 31, 2016 totaled $97.0 billion. Separate accounts accounted for $44.9 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $52.1 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of March 31, 2016 - ($ Millions)
Global Equity Team
Non-U.S. Growth	28,149
Non-U.S. Small-Cap Growth	1,221
Global Equity	929
Global Small-Cap Growth	123

U.S. Value Team
U.S. Mid-Cap Value	7,452
U.S. Small-Cap Value	699
Value Equity	1,625

Growth Team
U.S. Mid-Cap Growth	14,118
U.S. Small-Cap Growth	2,090
Global Opportunities	7,669

Global Value Team
Non-U.S. Value	16,598
Global Value	14,172

Emerging Markets Team
Emerging Markets	271

Credit Team
High Income	1,343

Developing World Team
Developing World	573

Firm Total	$97,032

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com